EXHIBIT 3.55
ARTICLES OF INCORPORATION
OF
HHC AUGUSTA, INC.
     Pursuant to the provisions of the Georgia Business Corporation Act, the undersigned incorporator submits the following articles of incorporation.
     FIRST: The name of the corporation is: HHC Augusta, Inc.
     SECOND: The number of shares the corporation is authorized to issue is: 1,000 shares of Common Stock, $1.00 par value per share.
     THIRD: The street address of the initial registered office of the corporation is c/o C T Corporation System, 1201 Peachtree Street, NE, Atlanta, Georgia 30361, and the initial registered agent at that office is C T Corporation System. The county of the registered office is Fulton County.

FOURTH:	The names and addresses of the initial Directors of the corporation are:

David K. White
1500 Waters Ridge Drive
Lewisville, Texas 75057

John E. Pitts
1500 Waters Ridge Drive
Lewisville, Texas 75057

David K. Meyercord
1500 Waters Ridge Drive
Lewisville, Texas 75057

FIFTH:	The name and address of the incorporator is:

Thomas W. Burton
901 Main Street, Suite 4400
Dallas, Texas 75202

SIXTH:	The mailing address of the initial principal office of the corporation is:

1500 Waters Ridge Drive
Lewisville, Texas 75057
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 21st day of November, 2005.

/s/ Thomas W. Burton
Thomas W. Burton, Incorporator